POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that
the undersigned, Doreen A. Toben, a
director of The New York Times Company
(the "Company"), hereby constitutes and
appoints each of Kenneth A. Richieri, Diane
Brayton and Eunice Yang and each of them
acting individually, her true and lawful
attorneys-in-fact and agents to:

1. execute for and on behalf of the
undersigned Forms 3, 4 and 5 relating to the
Company's Class A Common Stock, in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the
"Exchange Act") and the rules thereunder;

2. do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete the
execution of any such Form 3, 4 or 5 and the
timely filing of such form with the United
States Securities and Exchange Commission
and any other authority, including the New
York Stock Exchange; and

3. take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-
fact and agent, may be of benefit to, in the
best interest of, or legally required by,
the undersigned, it being understood that
the documents executed by such attorney-in-
fact and agent on behalf of the undersigned
pursuant to this Power of Attorney shall be
in such form and shall contain such terms
and conditions as such attorney-in-fact
and agent may approve in his or her
discretion.

The undersigned hereby grants to each such
attorney-in-fact and agent full power and
authority to do and perform all and every act
and thing whatsoever requisite, necessary and
proper to be done in the exercise of any of
the rights and powers herein granted, as fully
to all intents and purposes as such attorney-
in-fact and agent might or could do if
personally present, with full power of
substitution or revocation, hereby ratifying
and confirming that such attorney-in-fact and
agent, or his or her substitute or substitutes,
shall lawfully do or cause to be
done by virtue of this power of attorney and
the rights and powers herein granted.  The
undersigned acknowledges that the
foregoing attorneys-in-fact and agents, in
serving in such capacity at the request of the
undersigned, are not assuming any of the
undersigned's responsibilities to comply
with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full
force and effect until the undersigned is no
longer required to file Forms 3, 4, and 5 with
respect to the undersigned's holdings of and
transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing attorneys-in-fact and agents.
This Power of Attorney shall not revoke any
powers of attorney previously executed by the
undersigned. This Power of Attorney shall
not be revoked by any subsequent power of
attorney that the undersigned may execute,
unless such subsequent power of attorney
expressly provides that it revokes this Power
of Attorney by referring to the date and
subject hereof.  This Power of Attorney may
be executed in counterparts and all such duly
executed counterparts shall together
constitute the same instrument.

The CAUTION TO THE PRINCIPAL and
IMPORTANT INFORMATION FOR THE
AGENT statement below is required under
New York State General Obligations Law.
Notwithstanding anything to the contrary
contained herein, this Power of Attorney is
limited to the powers granted as described
above and DOES NOT grant the attorneys-
in-fact and agents the authority to spend the
undersigned's money or sell or dispose of
the undersigned's property during the
undersigned's lifetime.

CAUTION TO THE PRINCIPAL:  Your
Power of Attorney is an important
document.  As the "principal," you give the
person whom you choose (your "agent")
authority to spend your money and sell or
dispose of your property during your lifetime
without telling you.  You do not lose your
authority to act even though you have given
your agent similar authority.  When your agent
exercises this authority, he or she must act
according to any instructions you have
provided, or, where there are no specific
instructions, in your best interest.
"Important Information for the Agent" at
the end of this document describes your
agent's responsibilities.  Your agent can act
on your behalf only after signing the Power
of Attorney before a notary public.  You can
request information from your agent at any
time.  If you are revoking a prior Power of
Attorney by executing a Power of Attorney,
you should provide written notice of the
revocation to your prior agent(s) and to
the financial institutions where your accounts
are located.  You can revoke or terminate your
Power of Attorney at any time for any reason
as long as you are of sound mind.  If you are
no longer of sound mind, a court can remove
an agent for acting improperly.  Your agent
cannot make health care decisions for you.
You may execute a "Health Care Proxy" to
do this.  The law governing Powers of
Attorney is contained in the New York
General Obligations Law, Article 5, Title 15.
This law is available at a law library, or
online through the New York State Senate or
Assembly websites, www.senate.state.ny.us
or www.assembly.state.ny.us.  If there is
anything about this document that you do
not understand, you should ask a lawyer of
your own choosing to explain it to you.

IN WITNESS WHEREOF, the undersigned
caused this Power of Attorney to be
executed as of this 18th day of February,
2010.

/s/Doreen A. Toben
Doreen A. Toben
Director

State of New York    )
County of New York   ) ss.:

On the 18th day of February in the year
2010, before me, the undersigned, personally
appeared Doreen A. Toben, personally
known to me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that he
executed the same in his capacity, and that
by his signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey

IMPORTANT INFORMATION FOR THE
AGENT: When you accept the authority
granted under this power of attorney, a
special legal relationship is created between
you and the principal. This relationship
imposes on you legal responsibilities that
continue until you resign or the power of
attorney is terminated or revoked. You must:

(1) act according to any
instructions from the
principal, or, where there are
no instructions, in the
principal's best interest;

(2) avoid conflicts that would
impair your ability to act in
the principal's best interest;

(3) keep the principal's property
separate and distinct from
any assets you own or
control, unless otherwise
permitted by law;

(4) keep a record of all receipts,
payments, and transactions
conducted for the principal;
and

(5) disclose your identity as an
agent whenever you act for
the principal by writing or
printing the principal's name
and signing your own name
as "agent" in the following
manner: (Principal's Name)
by (Your Signature) as
Agent or (your signature) as
Agent for (Principal's Name).

You may not use the principal's assets to
benefit yourself or give major gifts to yourself
or anyone else unless the principal has
specifically granted you that authority in
this Power of Attorney or in a Statutory Major
Gifts Rider attached to this Power of
Attorney. If you have that authority, you
must act according to any instructions of the
principal, or, where there are no such
instructions, in the principal's best interest.
You may resign by giving written notice to
the principal and to any co-agent, successor
agent, monitor if one has been named in this
document, or the principal's guardian if one
has been appointed.  If there is anything
about this document or your responsibilities
that you do not understand, you should seek
legal advice.

Liability of agent:  The meaning of the
authority given to you is defined in New
York's General Obligations Law, Article 5,
Title 15. If it is found that you have violated
the law or acted outside the authority
granted to you in the Power of Attorney, you
may be liable under the law for your
violation.

IN WITNESS WHEREOF, each of the
undersigned attorneys-in-fact and agents, has
executed this Power of Attorney on the
date indicated opposite his or her name.

Date:  February 19, 2010

/s/Kenneth A. Richieri
Kenneth A. Richieri
Agent and Attorney-in-Fact

State of New York    )
County of New York   ) ss.:

On the 19th day of February in the year
2010, before me, the undersigned, personally
appeared Kenneth A. Richieri, personally
known to me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that he
executed the same in his capacity, and that
by his signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Ellen Herb
Ellen Herb

Date:  February 18, 2010

/s/Diane Brayton
Diane Brayton
Agent and Attorney-in-Fact

State of New York    )
County of New York   ) ss.:

On the  18th day of February in the year
2010, before me, the undersigned, personally
appeared Diane Brayton, personally known
to me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that she
executed the same in her capacity, and that
by her signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey

Date:  February  18, 2010

/s/Eunice Yang
Eunice Yang
Agent and Attorney-in-Fact

State of New York    )
County of New York   ) ss.:

On the 18th day of February in the year
2010, before me, the undersigned, personally
appeared Eunice Yang, personally known to
me or proved to me on the basis of
satisfactory evidence to be the individual
whose name is subscribed to the within
instrument and acknowledged to me that she
executed the same in her capacity, and that
by her signature on the instrument, the
individual, or the person upon behalf of
which the individual acted, executed the
instrument.

/s/Kathleen Corey
Kathleen Corey